UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 6, 2023

Date of Report (Date of earliest event reported): May 31, 2023

NOCTURNE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40259	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Germay Drive, Unit 4 #1066

Wilmington, DE 19804

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 228-7142

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value and one right	MBTCU	The Nasdaq Stock Market LLC
Ordinary shares included as part of Units	MBTC	The Nasdaq Stock Market LLC
Rights included as part of the Units	MBTCR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing .

On May 31, 2023, Nocturne Acquisition Corporation, a Cayman Islands exempted company (the “Company”), received a letter (the “Public Float Notice”) from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it no longer meets the minimum 500,000 publicly held shares required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(4) (the “Public Float Standard”). The Public Float Notice stated that the Company has until July 17, 2023 to provide Nasdaq with a specific plan to achieve and sustain compliance with all Nasdaq Capital Market listing requirements, including the time frame for completion of its plan. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

On April 3, 2023 at the extraordinary general meeting of the Company’s shareholders, the Company, in conjunction with a vote of the shareholders in favor of amending the organizational documents of the Company to extend the amount of time the Company has to complete a combination transaction (the “Extension Vote”), offered its shareholders the right to redeem public shares. The Company is in the process of confirming whether it currently satisfies the Public Float Standard, but believes that if it does not, the redemption of public shares in conjunction with the Extension Vote is what would have caused the Company to no longer be in compliance with the Public Float Standard. If the Company currently does not satisfy the Public Float Standard, it is expected that the surviving company in the Company’s previously announced, pending initial business combination with Cognos Therapeutics, Inc. would satisfy the Public Float Standard immediately following the consummation of the initial business combination.

The Public Float Notice has no immediate effect on the listing of the Company’s securities, and the Company’s securities continue to trade on the Nasdaq Capital Market.

The Company intends to provide Nasdaq, on or prior to July 17, 2023, with the Company’s plan to meet the Public Float Standard, and will evaluate available options to regain compliance with the Public Float Standard. However, there can be no assurance that the Company will be able to regain compliance under the Public Float Standard, or will otherwise be in compliance with other Nasdaq listing criteria.

The Company, by filing this Current Report Form 8-K, discloses its receipt of the Public Float Notice in accordance with Nasdaq Listing Rule 5810(b).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCTURNE ACQUISITION CORPORATION

By:	/s/ Henry Monzon
Name:	Henry Monzon
Title:	Chairman and Chief Executive Officer

Dated: June 6, 2023